                                                                      EXHIBIT 21


                                         NAVISTAR INTERNATIONAL CORPORATION
                                            AND CONSOLIDATED SUBSIDIARIES
                                         ----------------------------------
                                           SUBSIDIARIES OF THE REGISTRANT
                                               AS OF OCTOBER 31, 2000


                                                                                                     STATE OR
                                                                                                    COUNTRY IN
                                                                                                       WHICH
                                                                                                    SUBSIDIARY
                                                                                                     ORGANIZED
                                                                                                ------------------
Subsidiary included in the financial statements, which is 100% owned:
        International Truck and Engine Corporation...........................................        Delaware


Subsidiaries that are 100% owned by International Truck and Engine Corporation:
        International Truck and Engine Corporation Canada....................................         Canada
        Navistar Financial Corporation.......................................................        Delaware


     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


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